Exhibit 99.1

Heritage Commerce Corp

224 Airport Parkway

San Jose, CA 95110

www.heritagecommercecorp.com

Heritage Commerce Corp Reports First Quarter 2025 Financial Results

San Jose, CA – April 24, 2025 – Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”) today announced its financial results for the first quarter of 2025. All data are unaudited.

QUARTERLY HIGHLIGHTS:

Net Income	Earnings Per Share	Pre-Provision Net Revenue ("PPNR")(1)	Fully Tax Equivalent ("FTE") Net Interest Margin(1)	Efficiency Ratio(1)	Tangible Book Value Per Share(1)

$11.6 million	$0.19	$16.6 million	3.39%	63.96%	$8.48

CEO COMMENTARY:

“We delivered a solid quarter of performance with a 9% increase in our level of profitability from the prior quarter,” said Clay Jones, President and Chief Executive Officer. “While our balance sheet trends reflected the seasonally low loan demand and deposit outflows in the first quarter, we generated a higher level of profitability due to improved net interest margin, strong expense control, and an improvement in our asset quality. We also redeployed some of our excess liquidity to purchase new investment securities, which we expect will have a positive impact on our net interest income and net interest margin going forward. Our longer-term trends remain positive as well, with notable improvement in many areas compared to the first quarter of last year, including a 14% increase in net income and increases in the annualized returns on average assets and average equity.”

“While economic uncertainty has increased over the past few months, we still expect to deliver solid financial performance in 2025 as we continue to capitalize on our market position to assist new clients that have been impacted by dislocation and disruption in our markets resulting from bank failures and acquisitions. We believe that we will continue to see positive trends in areas such as net interest margin, loan and deposit growth, and expense management, which should lead to strong financial performance for our shareholders as we move through the year,” said Mr. Jones.

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

●	Net income of $11.6 million and earnings per share of $0.19, up 9% and 12%, from $10.6 million and $0.17, respectively
●	Total revenue of $46.1 million, a decrease of 1%, or $314,000, compared to a decrease in noninterest expense of 3%, or $848,000
●	PPNR(1) of $16.6 million, up $534,000 from $16.1 million
●	Effective tax rate of 28.8%, compared to 27.9%
●	Net income of $11.6 million and earnings per share of $0.19, up 14% and 12%, from $10.2 million and $0.17, respectively
●	Total revenue of $46.1 million, an increase of 9%, or $3.9 million, compared to an increase in noninterest expense of 7%, or $1.9 million
●	PPNR(1) of $16.6 million, up $2.0 million from $14.6 million
●	Effective tax rate of 28.8%, compared to 29.5%

FINANCIAL CONDITION:

●	Loans held-for-investment (“HFI”) remained relatively flat at $3.5 billion
●	Total deposits of $4.7 billion, down $136.8 million, or 3%
●	Loan to deposit ratio of 74.45%, up from 72.45%
●	Total shareholders’ equity of $696 million, up $6.5 million

●	Increase in loans HFI of $150.8 million, or 5%

●	Increase in total deposits of $238.6 million, or 5%
●	Loan to deposit ratio of 74.45%, down from 75.06%
●	Increase in total shareholders’ equity of $19.9 million

CREDIT QUALITY:

●	Nonperforming assets (“NPAs”) to total assets of 0.11%, compared to 0.14%
●	NPAs to total assets of 0.11%, compared to 0.15%
●	Classified assets to total assets of 0.73%, compared to 0.74%
●	Classified assets to total assets of 0.73%, compared to 0.67%

KEY PERFORMANCE METRICS:

●	FTE net interest margin(1) of 3.39%, an increase from 3.32%
●	Return on average tangible assets(1) and on tangible common equity(1) of 0.88% and 9.09%, compared to 0.78% and 8.25%, respectively
●	Efficiency ratio(1) of 63.96%, compared to 65.35%
●	Common equity tier 1 capital ratio of 13.6%, compared to 13.4%
●	Total capital ratio of 15.9%, compared to 15.6%
●	Tangible common equity ratio(1) of 9.78%, an increase of 4% from 9.43%
●	Tangible book value per share(1) of $8.48, compared to $8.41

●	FTE net interest margin(1) of 3.39%, an increase from 3.31%
●	Return on average tangible assets(1) and on tangible common equity(1) of 0.88% and 9.09%, compared to 0.82% and 8.24%, respectively
●	Efficiency ratio(1) of 63.96%, compared to 65.34%
●	Common equity tier 1 capital ratio of 13.6%, compared to 13.4%
●	Total capital ratio of 15.9%, compared to 15.6%
●	Tangible common equity ratio(1) of 9.78%, a decrease of 1% from 9.85%
●	Tangible book value per share(1) of $8.48, compared to $8.17

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” later in this press release.

Results of Operations:

Net interest income totaled $43.4 million for the first quarter of 2025, a slight decrease of $235,000, or 1%, compared to $43.6 million for the fourth quarter of 2024. The decrease was primarily due to two fewer accrual days during the quarter from the prior linked quarter, together with a lower average balance on interest earning assets, which was largely offset by a decrease in rates paid on deposits and a decrease of higher cost deposit balances. Net interest income increased $3.9 million, or 10%, compared to $39.5 million for the first quarter of 2024. The increase was primarily due to growth in average earning asset balances, partially offset by an increase in interest-bearing deposit balances.

The FTE net interest margin(1) was 3.39% for the first quarter of 2025, an increase over 3.32% for the fourth quarter of 2024 primarily due to lower rates paid on customer deposits, an increase in the average balances of securities and loans, and higher average yields on securities, partially offset by a decrease in the average balance of noninterest-bearing demand deposits and a lower average yield on overnight funds. The FTE net interest margin(1) increased from 3.31% for the first quarter of 2024 primarily due to lower rates paid on customer deposits, an increase in the average balances of loans, and higher average yields on securities and loans, and an increase in the average balance of deposits resulting in a higher average balance of overnight funds, partially offset by a lower average yield on overnight funds.

We recorded a provision for credit losses on loans of $274,000 for the first quarter of 2025, compared to a $1.3 million provision for credit losses on loans for the fourth quarter of 2024, and a $184,000 provision for credit losses on loans for the first quarter of 2024.

Total noninterest income remained relatively flat at $2.7 million for the first quarter of 2025, compared to $2.8 million for the fourth quarter of 2024, and $2.6 million for the first quarter of 2024.

Total revenue, which is defined as net interest income before provision for credit losses on loans plus noninterest income, decreased $314,000, or 1%, to $46.1 million for the first quarter of 2025, compared to $46.4 million for the fourth quarter of 2024, and increased $3.9 million, or 9%, from $42.1 million for the first quarter of 2024.

Total noninterest expense for the first quarter of 2025 decreased to $29.5 million, compared to $30.3 million for the fourth quarter of 2024, primarily due to nonrecurring personnel related expenses and legal fees of approximately $1.1 million, and higher professional fees and homeowner association vendor payments during the fourth quarter of 2024. Total noninterest expense increased compared to $27.5 million for the first quarter of 2024, primarily due to higher salaries and employee benefits, professional fees, and information technology related expenses.

Income tax expense was $4.7 million for the first quarter of 2025, compared to $4.1 million for the fourth quarter of 2024, and $4.3 million for the first quarter of 2024. The effective tax rate for the first quarter of 2025 was 28.8%, compared to 27.9% for the fourth quarter of 2024, and 29.5% for the first quarter of 2024.

Net income was $11.6 million, or $0.19 per average diluted common share, for the first quarter of 2025, compared to $10.6 million, or $0.17 per average diluted common share, for the fourth quarter of 2024, and $10.2 million, or $0.17 per average diluted common share, for the first quarter of 2024.

For the first quarter of 2025, the Company’s PPNR(1), which is defined as total revenue less noninterest expense, was $16.6 million, compared to $16.1 million for the fourth quarter of 2024, and $14.6 million for the first quarter of 2024.

The efficiency ratio(1) improved to 63.96% for the first quarter of 2025, compared to 65.35% for the fourth quarter of 2024, as a result of lower noninterest expense, partially offset by lower total revenue. The efficiency ratio(1) improved from 65.34% for the first quarter of 2024, primarily due to higher total revenue, partially offset by higher noninterest expense during the first quarter of 2025.

Full time equivalent employees were 350 at March 31, 2025 compared to 355 at December 31, 2024, and 351 at March 31, 2024.

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” later in this press release.

Financial Condition and Capital Management:

Total assets decreased 2% to $5.5 billion at March 31, 2025, compared to $5.6 billion at December 31, 2024, primarily due to a decrease in deposits resulting in a decrease in overnight funds. Total assets increased 5% from $5.3 billion at March 31, 2024, primarily due to an increase in deposits resulting in an increase in overnight funds, and an increase in loans.

Investment securities available-for-sale (at fair value) totaled $371.0 million at March 31, 2025, compared to $256.3 million at December 31, 2024, and $404.5 million at March 31, 2024. The pre-tax unrealized loss on the securities available-for-sale portfolio was $3.1 million, or $2.3 million net of taxes, which equaled less than 1% of total shareholders’ equity at March 31, 2025.

During the first quarter of 2025, the Company purchased $62.3 million of agency mortgage-backed securities, $44.8 million of collateralized mortgage obligations, and $44.7 million of U.S. Treasury securities, for total purchases of $151.8 million in the available-for-sale portfolio. Securities purchased had a book yield of 4.86% and an average life of 4.34 years.

Investment securities held-to-maturity (at amortized cost, net of allowance for credit losses of $12,000), totaled $576.7 million at March 31, 2025, compared to $590.0 million at December 31, 2024, and $636.2 million at March 31, 2024. The fair value of the securities held-to-maturity portfolio was $496.3 million at March 31, 2025. The pre-tax unrecognized loss on the securities held-to-maturity portfolio was $80.5 million, or $56.7 million net of taxes, which equaled 8.1% of total shareholders’ equity at March 31, 2025.

The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at March 31, 2025 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.

Loans HFI, net of deferred costs and fees, remained flat at $3.5 billion at March 31, 2025 as compared to December 31, 2024, and increased $150.8 million, or 5%, from $3.3 billion at March 31, 2024. Loans HFI, excluding residential mortgages, remained flat at $3.0 billion at March 31, 2025 as compared to December 31, 2024, and increased $175.5 million, or 6%, from $2.8 billion at March 31, 2024.

Commercial and industrial line utilization was 31% at March 31, 2025, compared to 34% at December 31, 2024, and 28% at March 31, 2024. Commercial real estate (“CRE”) loans totaled $2.0 billion at March 31, 2025, of which 31% were owner occupied and 69% were investor CRE loans. Owner occupied CRE loans totaled 31% at December 31, 2024 and 32% at March 31, 2024. At March 31, 2025, approximately 24% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 26% at both December 31, 2024 and March 31, 2024.

At March 31, 2025, paydowns and maturities of investment securities and fixed interest rate loans maturing within one year totaled $395.6 million.

Total deposits decreased $136.8 million, or 3%, to $4.7 billion at March 31, 2025, compared to $4.8 billion at December 31, 2024 due to deposits outflows we typically see in the first quarter, and increased $238.6 million, or 5% from $4.4 billion at March 31, 2024.

The following table shows the Company’s deposit types as a percentage of total deposits at the dates indicated:

	March 31,	December 31,	March 31,
DEPOSITS TYPE % TO TOTAL DEPOSITS	2025	2024	2024
Demand, noninterest-bearing	24%	25%	28%
Demand, interest-bearing	20%	19%	21%
Savings and money market	29%	28%	25%
Time deposits — under $250	1%	1%	1%
Time deposits — $250 and over	5%	4%	4%
ICS/CDARS — interest-bearing demand,
money market and time deposits	21%	23%	21%
Total deposits	100%	100%	100%

The loan to deposit ratio was 74.45% at March 31, 2025, compared to 72.45% at December 31, 2024, and 75.06% at March 31, 2024.

The Company’s total available liquidity and borrowing capacity was $3.2 billion at March 31, 2025, compared to $3.3 billion at December 31, 2024, and $3.0 billion at March 31, 2024.

Total shareholders’ equity was $696.2 million at March 31, 2025, compared to $689.7 million at December 31, 2024, and $676.3 million at March 31, 2024. The increase in shareholders’ equity at March 31, 2025 is primarily a function of net income and the decrease in the total accumulated other comprehensive loss, partially offset by dividends to stockholders.

Total accumulated other comprehensive loss of $6.8 million at March 31, 2025 was comprised of unrealized losses on securities available-for-sale of $2.3 million, a split dollar insurance contracts liability of $2.4 million, a supplemental executive retirement plan liability of $2.2 million, and a $49,000 unrealized gain on interest-only strip from SBA loans.

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at March 31, 2025.

Tangible book value per share(1) was $8.48 at March 31, 2025, compared to $8.41 at December 31, 2024, and $8.17 at March 31, 2024.

In July 2024, the Company announced that its Board of Directors adopted a share repurchase program under which the Company is authorized to repurchase up to $15 million of the Company’s shares of its issued and outstanding common stock. The Company did not repurchase any of its common stock during 2024 or the first quarter of 2025.

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” later in this press release.

Credit Quality:

The provision for credit losses on loans totaled $274,000 for the first quarter of 2025, compared to a $1.3 million provision for credit losses on loans for the fourth quarter of 2024, and a provision for credit losses on loans of $184,000 for the first quarter of 2024. Net charge-offs totaled $965,000 for the first quarter of 2025, compared to $197,000 for the fourth quarter of 2024, and $254,000 for the first quarter of 2024. More than half of the net charge-offs for the first quarter of 2025 related to one commercial contractor that was previously reserved for during the fourth quarter of 2024. The remaining charge-offs were related to five different small businesses in a variety of industries. Four loans were underwritten using a scored small business product whose underwriting guidelines have been tightened since the loans were made.

The allowance for credit losses on loans (“ACLL”) at March 31, 2025 was $48.3 million, or 1.38% of total loans, representing 765% of total nonperforming loans. The ACLL at December 31, 2024 was $49.0 million, or 1.40% of total loans, representing 638% of total nonperforming loans. The ACLL at March 31, 2024 was $47.9 million, or 1.44% of total loans, representing 608% of total nonperforming loans. The reduction to the allowance for credit on losses on loans reflects our credit assessment and economic factors.

NPAs were $6.3 million at March 31, 2025, compared to $7.7 million at December 31, 2024, and $7.9 million at March 31, 2024. There were no CRE loans in NPAs at March 31, 2025, December 31, 2024, or March 31, 2024. There were no foreclosed assets on the balance sheet at March 31, 2025, December 31, 2024, or March 31, 2024. There were no Shared National Credits (“SNCs”) or material purchased participations included in NPAs or total loans at March 31, 2025, December 31, 2024, or March 31, 2024.

Classified assets totaled $40.0 million, or 0.73% of total assets, at March 31, 2025, compared to $41.7 million, or 0.74% of total assets, at December 31, 2024, and $35.4 million, or 0.67% of total assets, at March 31, 2024. The increase in classified assets from March 31, 2024 was primarily the result of one downgraded owner occupied CRE credit, and a number of residential related loans downgraded during the fourth quarter of 2024. The loans are well-collateralized and we do not anticipate to incur losses as a result of the downgrades of these loans.

***

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not form a part of, this release or of our filings with the Securities and Exchange Commission.

Reclassifications

During the first quarter of 2025, we reclassified Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock dividends from interest income to noninterest income and the related average asset balances were reclassified from interest earning assets to other assets on the “Net Interest Income and Net Interest Margin” tables. The amounts for the prior periods were reclassified to conform to the current presentation. These reclassifications did not affect previously reported net income or shareholders’ equity.

Non-GAAP Financial Measures

Financial results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes these non-GAAP financial measures are common in the banking industry, and may enhance comparability for peer comparison purposes. These non-GAAP financial measures should be supplemental to primary GAAP financial measures and should not be read in isolation or relied upon as a substitute for primary GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is presented in the tables at the end of this press release under “Reconciliation of Non-GAAP Financial Measures.”

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are inherently uncertain in that they reflect plans and expectations for future events. These statements may include, among other things, those relating to the Company’s future financial performance, plans and objectives regarding future events, expectations regarding changes in interest rates and market conditions, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate. Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and include: (i) risks of geographic concentration of our client base, our loans, and the collateral securing our loans, as those clients and assets may be particularly subject to natural disasters and to events and conditions that directly or indirectly affect those regions, including the particular risks of natural disasters (including earthquakes, fires, and flooding) and other events that disproportionately affect that region; (ii) cybersecurity risks that may affect us directly or may impact us indirectly by virtue of their effects on our clients, markets or vendors, including our ability to identify and address cybersecurity risks, including those posed by the increasing use of artificial intelligence, such as data security breaches, “denial of service” attacks, “hacking” and identity theft affecting us, our clients, and our third-party vendors and service providers; (iii) domestic, international and multinational political events that have accompanied or that may in the future accompany or result from recent political changes, particularly including sociopolitical events and conditions that result from political conflicts and law enforcement activities that may adversely affect our markets or our clients; (iv) media items and consumer confidence as those factors affect our clients’ confidence in the banking system generally and in our bank specifically; (v) adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; (vi) market, geographic and sociopolitical factors that arise by virtue of the fact that we operate primarily in the general San Francisco Bay Area of Northern California; (vii) the effects of recent wildfires affecting Southern California, which have affected certain clients and certain loans secured by mortgages in Los Angeles County, and which are affecting or may, in the future, affect other clients in those and other markets throughout California; (viii) factors that affect our liquidity and our ability to meet client demands for withdrawals from deposit accounts and undrawn lines of credit, including our cash on hand and the availability of funds from our own lines of credit; (ix) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (x) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolios and our factoring business; (xi) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to clients, whether held in the portfolio or in the secondary market; (xii) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (xiii) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (xiv) events that affect our ability to attract, recruit, and retain qualified officers and other personnel to implement our strategic plan, and that enable current and future personnel to protect and develop our relationships with clients, and to promote our business, results of operations and growth prospects; (xv) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise, particularly including but not limited to the effects of recent and ongoing developments in California labor and employment laws, regulations and court decisions; and (xvi) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Interest income	$61,832	$64,043	$56,960	(3)%	9%
Interest expense	18,472	20,448	17,458	(10)%	6%
Net interest income before provision
for credit losses on loans	43,360	43,595	39,502	(1)%	10%
Provision for credit losses on loans	274	1,331	184	(79)%	49%
Net interest income after provision
for credit losses on loans	43,086	42,264	39,318	2%	10%
Noninterest income:
Service charges and fees on deposit
accounts	892	885	877	1%	2%
FHLB and FRB stock dividends	590	590	591	0%	0%
Increase in cash surrender value of
life insurance	538	528	518	2%	4%
Gain on sales of SBA loans	98	125	178	(22)%	(45)%
Servicing income	82	77	90	6%	(9)%
Termination fees	87	18	13	383%	569%
Other	409	552	371	(26)%	10%
Total noninterest income	2,696	2,775	2,638	(3)%	2%
Noninterest expense:
Salaries and employee benefits	16,575	16,976	15,509	(2)%	7%
Occupancy and equipment	2,534	2,495	2,443	2%	4%
Professional fees	1,580	1,711	1,327	(8)%	19%
Other	8,767	9,122	8,257	(4)%	6%
Total noninterest expense	29,456	30,304	27,536	(3)%	7%
Income before income taxes	16,326	14,735	14,420	11%	13%
Income tax expense	4,700	4,114	4,254	14%	10%
Net income	$11,626	$10,621	$10,166	9%	14%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.19	$0.17	$0.17	12%	12%
Diluted earnings per share	$0.19	$0.17	$0.17	12%	12%
Weighted average shares outstanding - basic	61,479,579	61,320,505	61,186,623	0%	0%
Weighted average shares outstanding - diluted	61,708,361	61,679,735	61,470,552	0%	0%
Common shares outstanding at period-end	61,611,121	61,348,095	61,253,625	0%	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%
Book value per share	$11.30	$11.24	$11.04	1%	2%
Tangible book value per share(1)	$8.48	$8.41	$8.17	1%	4%

KEY PERFORMANCE METRICS
(in $000's, unaudited)
Annualized return on average equity	6.81%	6.16%	6.08%	11%	12%
Annualized return on average tangible
common equity(1)	9.09%	8.25%	8.24%	10%	10%
Annualized return on average assets	0.85%	0.75%	0.79%	13%	8%
Annualized return on average tangible assets(1)	0.88%	0.78%	0.82%	13%	7%
Net interest margin (FTE)(1)	3.39%	3.32%	3.31%	2%	2%
Total revenue	$46,056	$46,370	$42,140	(1)%	9%
Pre-provision net revenue(1)	$16,600	$16,066	$14,604	3%	14%
Efficiency ratio(1)	63.96%	65.35%	65.34%	(2)%	(2)%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,559,896	$5,607,840	$5,178,636	(1)%	7%
Average tangible assets(1)	$5,386,001	$5,433,439	$5,002,597	(1)%	8%
Average earning assets	$5,188,317	$5,235,986	$4,810,505	(1)%	8%
Average loans held-for-sale	$2,290	$2,260	$2,749	1%	(17)%
Average loans held-for-investment	$3,429,014	$3,388,729	$3,297,240	1%	4%
Average deposits	$4,717,517	$4,771,491	$4,360,150	(1)%	8%
Average demand deposits - noninterest-bearing	$1,167,330	$1,222,393	$1,177,078	(5)%	(1)%
Average interest-bearing deposits	$3,550,187	$3,549,098	$3,183,072	0%	12%
Average interest-bearing liabilities	$3,589,872	$3,588,755	$3,222,603	0%	11%
Average equity	$692,733	$686,263	$672,292	1%	3%
Average tangible common equity(1)	$518,838	$511,862	$496,253	1%	5%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Interest income	$61,832	$64,043	$60,852	$58,489	$56,960
Interest expense	18,472	20,448	21,523	19,622	17,458
Net interest income before provision
for credit losses on loans	43,360	43,595	39,329	38,867	39,502
Provision for credit losses on loans	274	1,331	153	471	184
Net interest income after provision
for credit losses on loans	43,086	42,264	39,176	38,396	39,318
Noninterest income:
Service charges and fees on deposit
accounts	892	885	908	891	877
FHLB and FRB stock dividends	590	590	586	588	591
Increase in cash surrender value of
life insurance	538	528	530	521	518
Gain on sales of SBA loans	98	125	94	76	178
Servicing income	82	77	108	90	90
Termination fees	87	18	46	100	13
Gain on proceeds from company-owned
life insurance	—	—	—	219	—
Other	409	552	554	379	371
Total noninterest income	2,696	2,775	2,826	2,864	2,638
Noninterest expense:
Salaries and employee benefits	16,575	16,976	15,673	15,794	15,509
Occupancy and equipment	2,534	2,495	2,599	2,689	2,443
Professional fees	1,580	1,711	1,306	1,072	1,327
Other	8,767	9,122	7,977	8,633	8,257
Total noninterest expense	29,456	30,304	27,555	28,188	27,536
Income before income taxes	16,326	14,735	14,447	13,072	14,420
Income tax expense	4,700	4,114	3,940	3,838	4,254
Net income	$11,626	$10,621	$10,507	$9,234	$10,166

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.19	$0.17	$0.17	$0.15	$0.17
Diluted earnings per share	$0.19	$0.17	$0.17	$0.15	$0.17
Weighted average shares outstanding - basic	61,479,579	61,320,505	61,295,877	61,279,914	61,186,623
Weighted average shares outstanding - diluted	61,708,361	61,679,735	61,546,157	61,438,088	61,470,552
Common shares outstanding at period-end	61,611,121	61,348,095	61,297,344	61,292,094	61,253,625
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.30	$11.24	$11.18	$11.08	$11.04
Tangible book value per share(1)	$8.48	$8.41	$8.33	$8.22	$8.17

KEY PERFORMANCE METRICS
(in $000's, unaudited)
Annualized return on average equity	6.81%	6.16%	6.14%	5.50%	6.08%
Annualized return on average tangible
common equity(1)	9.09%	8.25%	8.27%	7.43%	8.24%
Annualized return on average assets	0.85%	0.75%	0.78%	0.71%	0.79%
Annualized return on average tangible assets(1)	0.88%	0.78%	0.81%	0.74%	0.82%
Net interest margin (FTE)(1)	3.39%	3.32%	3.15%	3.23%	3.31%
Total revenue	$46,056	$46,370	$42,155	$41,731	$42,140
Pre-provision net revenue(1)	$16,600	$16,066	$14,600	$13,543	$14,604
Efficiency ratio(1)	63.96%	65.35%	65.37%	67.55%	65.34%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,559,896	$5,607,840	$5,352,067	$5,213,171	$5,178,636
Average tangible assets(1)	$5,386,001	$5,433,439	$5,177,114	$5,037,673	$5,002,597
Average earning assets	$5,188,317	$5,235,986	$4,980,082	$4,840,670	$4,810,505
Average loans held-for-sale	$2,290	$2,260	$1,493	$1,503	$2,749
Average loans held-for-investment	$3,429,014	$3,388,729	$3,359,647	$3,328,358	$3,297,240
Average deposits	$4,717,517	$4,771,491	$4,525,946	$4,394,545	$4,360,150
Average demand deposits - noninterest-bearing	$1,167,330	$1,222,393	$1,172,304	$1,127,145	$1,177,078
Average interest-bearing deposits	$3,550,187	$3,549,098	$3,353,642	$3,267,400	$3,183,072
Average interest-bearing liabilities	$3,589,872	$3,588,755	$3,393,264	$3,306,972	$3,222,603
Average equity	$692,733	$686,263	$680,404	$675,108	$672,292
Average tangible common equity(1)	$518,838	$511,862	$505,451	$499,610	$496,253

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$44,281	$29,864	$32,543	48%	36%
Other investments and interest-bearing deposits
in other financial institutions	700,769	938,259	508,816	(25)%	38%
Securities available-for-sale, at fair value	370,976	256,274	404,474	45%	(8)%
Securities held-to-maturity, at amortized cost	576,718	590,016	636,249	(2)%	(9)%
Loans - held-for-sale - SBA, including deferred costs	1,884	2,375	1,946	(21)%	(3)%
Loans - held-for-investment:
Commercial	489,241	531,350	452,231	(8)%	8%
Real estate:
CRE - owner occupied	616,825	601,636	585,031	3%	5%
CRE - non-owner occupied	1,363,275	1,341,266	1,271,184	2%	7%
Land and construction	136,106	127,848	129,712	6%	5%
Home equity	119,138	127,963	122,794	(7)%	(3)%
Multifamily	284,510	275,490	269,263	3%	6%
Residential mortgages	465,330	471,730	490,035	(1)%	(5)%
Consumer and other	12,741	14,837	16,439	(14)%	(22)%
Loans	3,487,166	3,492,120	3,336,689	0%	5%
Deferred loan fees, net	(268)	(183)	(587)	46%	(54)%
Total loans - held-for-investment, net of deferred fees	3,486,898	3,491,937	3,336,102	0%	5%
Allowance for credit losses on loans	(48,262)	(48,953)	(47,888)	(1)%	1%
Loans, net	3,438,636	3,442,984	3,288,214	0%	5%
Company-owned life insurance	81,749	81,211	80,007	1%	2%
Premises and equipment, net	9,772	10,140	9,986	(4)%	(2)%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	5,986	6,439	8,074	(7)%	(26)%
Accrued interest receivable and other assets	115,853	119,813	118,134	(3)%	(2)%
Total assets	$5,514,255	$5,645,006	$5,256,074	(2)%	5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,128,593	$1,214,192	$1,242,059	(7)%	(9)%
Demand, interest-bearing	949,068	936,587	925,100	1%	3%
Savings and money market	1,353,293	1,325,923	1,124,900	2%	20%
Time deposits - under $250	37,592	38,988	38,105	(4)%	(1)%
Time deposits - $250 and over	213,357	206,755	200,739	3%	6%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,001,365	1,097,586	913,757	(9)%	10%
Total deposits	4,683,268	4,820,031	4,444,660	(3)%	5%
Subordinated debt, net of issuance costs	39,691	39,653	39,539	0%	0%
Accrued interest payable and other liabilities	95,106	95,595	95,579	(1)%	0%
Total liabilities	4,818,065	4,955,279	4,579,778	(3)%	5%

Shareholders’ Equity:
Common stock	511,596	510,070	507,578	0%	1%
Retained earnings	191,401	187,762	181,306	2%	6%
Accumulated other comprehensive loss	(6,807)	(8,105)	(12,588)	(16)%	(46)%
Total shareholders' equity	696,190	689,727	676,296	1%	3%
Total liabilities and shareholders’ equity	$5,514,255	$5,645,006	$5,256,074	(2)%	5%

	End of Period:
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$44,281	$29,864	$49,722	$37,497	$32,543
Other investments and interest-bearing deposits
in other financial institutions	700,769	938,259	906,588	610,763	508,816
Securities available-for-sale, at fair value	370,976	256,274	237,612	273,043	404,474
Securities held-to-maturity, at amortized cost	576,718	590,016	604,193	621,178	636,249
Loans - held-for-sale - SBA, including deferred costs	1,884	2,375	1,649	1,899	1,946
Loans - held-for-investment:
Commercial	489,241	531,350	481,266	477,929	452,231
Real estate:
CRE - owner occupied	616,825	601,636	602,062	594,504	585,031
CRE - non-owner occupied	1,363,275	1,341,266	1,310,578	1,283,323	1,271,184
Land and construction	136,106	127,848	125,761	125,374	129,712
Home equity	119,138	127,963	124,090	126,562	122,794
Multifamily	284,510	275,490	273,103	268,968	269,263
Residential mortgages	465,330	471,730	479,524	484,809	490,035
Consumer and other	12,741	14,837	14,179	18,758	16,439
Loans	3,487,166	3,492,120	3,410,563	3,380,227	3,336,689
Deferred loan fees, net	(268)	(183)	(327)	(434)	(587)
Total loans - held-for-investment, net of deferred fees	3,486,898	3,491,937	3,410,236	3,379,793	3,336,102
Allowance for credit losses on loans	(48,262)	(48,953)	(47,819)	(47,954)	(47,888)
Loans, net	3,438,636	3,442,984	3,362,417	3,331,839	3,288,214
Company-owned life insurance	81,749	81,211	80,682	80,153	80,007
Premises and equipment, net	9,772	10,140	10,398	10,310	9,986
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	5,986	6,439	6,966	7,521	8,074
Accrued interest receivable and other assets	115,853	119,813	123,738	121,190	118,134
Total assets	$5,514,255	$5,645,006	$5,551,596	$5,263,024	$5,256,074

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,128,593	$1,214,192	$1,272,139	$1,187,320	$1,242,059
Demand, interest-bearing	949,068	936,587	913,910	928,246	925,100
Savings and money market	1,353,293	1,325,923	1,309,676	1,126,520	1,124,900
Time deposits - under $250	37,592	38,988	39,060	39,046	38,105
Time deposits - $250 and over	213,357	206,755	196,945	203,886	200,739
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,001,365	1,097,586	997,803	959,592	913,757
Total deposits	4,683,268	4,820,031	4,729,533	4,444,610	4,444,660
Other short-term borrowings	—	—	—	—	—
Subordinated debt, net of issuance costs	39,691	39,653	39,615	39,577	39,539
Accrued interest payable and other liabilities	95,106	95,595	97,096	99,638	95,579
Total liabilities	4,818,065	4,955,279	4,866,244	4,583,825	4,579,778

Shareholders’ Equity:
Common stock	511,596	510,070	509,134	508,343	507,578
Retained earnings	191,401	187,762	185,110	182,571	181,306
Accumulated other comprehensive loss	(6,807)	(8,105)	(8,892)	(11,715)	(12,588)
Total shareholders' equity	696,190	689,727	685,352	679,199	676,296
Total liabilities and shareholders’ equity	$5,514,255	$5,645,006	$5,551,596	$5,263,024	$5,256,074

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	March 31,	December 31,	March 31,	December 31,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Nonaccrual loans - held-for-investment:
Land and construction loans	$4,793	$5,874	$4,673	(18)%	3%
Home equity and other loans	927	290	120	220%	673%
Commercial loans	324	1,014	1,127	(68)%	(71)%
CRE loans	—	—	—	N/A	N/A
Total nonaccrual loans - held-for-investment:	6,044	7,178	5,920	(16)%	2%
Loans over 90 days past due
and still accruing	268	489	1,951	(45)%	(86)%
Total nonperforming loans	6,312	7,667	7,871	(18)%	(20)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$6,312	$7,667	$7,871	(18)%	(20)%
Net charge-offs during the quarter	$965	$197	$254	390%	280%
Provision for credit losses on loans during the quarter	$274	$1,331	$184	(79)%	49%
Allowance for credit losses on loans	$48,262	$48,953	$47,888	(1)%	1%
Classified assets	$40,034	$41,661	$35,392	(4)%	13%
Allowance for credit losses on loans to total loans	1.38%	1.40%	1.44%	(1)%	(4)%
Allowance for credit losses on loans to total nonperforming loans	764.61%	638.49%	608.41%	20%	26%
Nonperforming assets to total assets	0.11%	0.14%	0.15%	(21)%	(27)%
Nonperforming loans to total loans	0.18%	0.22%	0.24%	(18)%	(25)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	6%	0%	17%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	6%	0%	17%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$522,573	$515,657	$500,591	1%	4%
Shareholders’ equity / total assets	12.63%	12.22%	12.87%	3%	(2)%
Tangible common equity / tangible assets (1)	9.78%	9.43%	9.85%	4%	(1)%
Loan to deposit ratio	74.45%	72.45%	75.06%	3%	(1)%
Noninterest-bearing deposits / total deposits	24.10%	25.19%	27.94%	(4)%	(14)%
Total capital ratio	15.9%	15.6%	15.6%	2%	2%
Tier 1 capital ratio	13.6%	13.4%	13.4%	1%	1%
Common Equity Tier 1 capital ratio	13.6%	13.4%	13.4%	1%	1%
Tier 1 leverage ratio	9.8%	9.6%	10.2%	2%	(4)%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (1)	10.15%	9.79%	10.22%	4%	(1)%
Total capital ratio	15.4%	15.1%	15.1%	2%	2%
Tier 1 capital ratio	14.1%	13.9%	13.9%	1%	1%
Common Equity Tier 1 capital ratio	14.1%	13.9%	13.9%	1%	1%
Tier 1 leverage ratio	10.2%	10.0%	10.6%	2%	(4)%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Nonaccrual loans - held-for-investment:
Land and construction loans	$4,793	$5,874	$5,862	$4,774	$4,673
Home equity and other loans	927	290	84	108	120
Commercial loans	324	1,014	752	900	1,127
CRE loans	—	—	—	—	—
Total nonaccrual loans - held-for-investment:	6,044	7,178	6,698	5,782	5,920
Loans over 90 days past due
and still accruing	268	489	460	248	1,951
Total nonperforming loans	6,312	7,667	7,158	6,030	7,871
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$6,312	$7,667	$7,158	$6,030	$7,871
Net charge-offs during the quarter	$965	$197	$288	$405	$254
Provision for credit losses on loans during the quarter	$274	$1,331	$153	$471	$184
Allowance for credit losses on loans	$48,262	$48,953	$47,819	$47,954	$47,888
Classified assets	$40,034	$41,661	$32,609	$33,605	$35,392
Allowance for credit losses on loans to total loans	1.38%	1.40%	1.40%	1.42%	1.44%
Allowance for credit losses on loans to total nonperforming loans	764.61%	638.49%	668.05%	795.26%	608.41%
Nonperforming assets to total assets	0.11%	0.14%	0.13%	0.11%	0.15%
Nonperforming loans to total loans	0.18%	0.22%	0.21%	0.18%	0.24%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	6%	6%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	6%	6%	6%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$522,573	$515,657	$510,755	$504,047	$500,591
Shareholders’ equity / total assets	12.63%	12.22%	12.35%	12.91%	12.87%
Tangible common equity / tangible assets (1)	9.78%	9.43%	9.50%	9.91%	9.85%
Loan to deposit ratio	74.45%	72.45%	72.11%	76.04%	75.06%
Noninterest-bearing deposits / total deposits	24.10%	25.19%	26.90%	26.71%	27.94%
Total capital ratio	15.9%	15.6%	15.6%	15.6%	15.6%
Tier 1 capital ratio	13.6%	13.4%	13.4%	13.4%	13.4%
Common Equity Tier 1 capital ratio	13.6%	13.4%	13.4%	13.4%	13.4%
Tier 1 leverage ratio	9.8%	9.6%	10.0%	10.2%	10.2%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (1)	10.15%	9.79%	9.86%	10.28%	10.22%
Total capital ratio	15.4%	15.1%	15.1%	15.1%	15.1%
Tier 1 capital ratio	14.1%	13.9%	13.9%	13.9%	13.9%
Common Equity Tier 1 capital ratio	14.1%	13.9%	13.9%	13.9%	13.9%
Tier 1 leverage ratio	10.2%	10.0%	10.4%	10.6%	10.6%

(1)This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” in this press release.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2025			December 31, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$2,945,072	39,758	5.47%	$2,899,347	$39,852	5.47%
Prepayment fees	—	224	0.03%	—	35	0.00%
Bay View Funding factored receivables	60,250	2,942	19.80%	59,153	3,084	20.74%
Purchased residential mortgages	427,963	3,597	3.41%	434,846	3,732	3.41%
Loan fair value mark / accretion	(1,981)	181	0.02%	(2,357)	429	0.06%
Loans, gross (1)(2)	3,431,304	46,702	5.52%	3,390,989	47,132	5.53%
Securities - taxable	876,092	5,559	2.57%	800,174	4,475	2.22%
Securities - exempt from Federal tax (3)	30,480	275	3.66%	30,570	274	3.57%
Other investments and interest-bearing deposits
in other financial institutions	850,441	9,354	4.46%	1,014,253	12,220	4.79%
Total interest earning assets (3)	5,188,317	61,890	4.84%	5,235,986	64,101	4.87%
Cash and due from banks	31,869			32,569
Premises and equipment, net	10,007			10,301
Goodwill and other intangible assets	173,895			174,401
Other assets	155,808			154,583
Total assets	$5,559,896			$5,607,840

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,167,330			$1,222,393

Demand, interest-bearing	944,375	1,438	0.62%	906,581	1,452	0.64%
Savings and money market	1,323,038	8,073	2.47%	1,339,397	9,090	2.70%
Time deposits - under $100	11,383	47	1.67%	11,388	49	1.71%
Time deposits - $100 and over	234,421	2,129	3.68%	234,446	2,310	3.92%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,036,970	6,248	2.44%	1,057,286	7,009	2.64%
Total interest-bearing deposits	3,550,187	17,935	2.05%	3,549,098	19,910	2.23%
Total deposits	4,717,517	17,935	1.54%	4,771,491	19,910	1.66%

Short-term borrowings	18	—	0.00%	28	—	0.00%
Subordinated debt, net of issuance costs	39,667	537	5.49%	39,629	538	5.40%
Total interest-bearing liabilities	3,589,872	18,472	2.09%	3,588,755	20,448	2.27%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,757,202	18,472	1.57%	4,811,148	20,448	1.69%
Other liabilities	109,961			110,429
Total liabilities	4,867,163			4,921,577
Shareholders’ equity	692,733			686,263
Total liabilities and shareholders’ equity	$5,559,896			$5,607,840

Net interest income / margin (3)		43,418	3.39%		43,653	3.32%
Less tax equivalent adjustment (3)		(58)			(58)
Net interest income		$43,360	3.39%		$43,595	3.31%

(1)Includes loans held-for-sale. Nonaccrual loans are included in average balances.

(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $214,000 for the first quarter of 2025, compared to $167,000 for the fourth quarter of 2024. Prepayment fees totaled $224,000 for the first quarter of 2025, compared to $35,000 for the fourth quarter of 2024.

(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial

Measures” in this press release.

	For the Quarter Ended			For the Quarter Ended
	March 31, 2025			March 31, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, core bank	$2,945,072	$39,758	5.47%	$2,795,351	$37,721	5.43%
Prepayment fees	—	224	0.03%	—	24	0.00%
Bay View Funding factored receivables	60,250	2,942	19.80%	53,511	2,838	21.33%
Purchased residential mortgages	427,963	3,597	3.41%	454,240	3,788	3.35%
Loan fair value mark / accretion	(1,981)	181	0.02%	(3,113)	229	0.03%
Loans, gross (1)(2)	3,431,304	46,702	5.52%	3,299,989	44,600	5.44%
Securities - taxable	876,092	5,559	2.57%	1,042,484	6,183	2.39%
Securities - exempt from Federal tax (3)	30,480	275	3.66%	31,939	286	3.60%
Other investments and interest-bearing deposits
in other financial institutions	850,441	9,354	4.46%	436,093	5,951	5.49%
Total interest earning assets (3)	5,188,317	61,890	4.84%	4,810,505	57,020	4.77%
Cash and due from banks	31,869			33,214
Premises and equipment, net	10,007			10,015
Goodwill and other intangible assets	173,895			176,039
Other assets	155,808			148,863
Total assets	$5,559,896			$5,178,636

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,167,330			$1,177,078

Demand, interest-bearing	944,375	1,438	0.62%	920,048	1,554	0.68%
Savings and money market	1,323,038	8,073	2.47%	1,067,581	6,649	2.50%
Time deposits - under $100	11,383	47	1.67%	10,945	42	1.54%
Time deposits - $100 and over	234,421	2,129	3.68%	221,211	2,064	3.75%
ICS/CDARS - interest-bearing demand, money market
and time deposits	1,036,970	6,248	2.44%	963,287	6,611	2.76%
Total interest-bearing deposits	3,550,187	17,935	2.05%	3,183,072	16,920	2.14%
Total deposits	4,717,517	17,935	1.54%	4,360,150	16,920	1.56%

Short-term borrowings	18	—	0.00%	15	—	0.00%
Subordinated debt, net of issuance costs	39,667	537	5.49%	39,516	538	5.48%
Total interest-bearing liabilities	3,589,872	18,472	2.09%	3,222,603	17,458	2.18%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,757,202	18,472	1.57%	4,399,681	17,458	1.60%
Other liabilities	109,961			106,663
Total liabilities	4,867,163			4,506,344
Shareholders’ equity	692,733			672,292
Total liabilities and shareholders’ equity	$5,559,896			$5,178,636

Net interest income / margin (3)		43,418	3.39%		39,562	3.31%
Less tax equivalent adjustment (3)		(58)			(60)
Net interest income		$43,360	3.39%		$39,502	3.30%

(1)Includes loans held-for-sale. Nonaccrual loans are included in average balances.

(2)Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $214,000 for the first quarter of 2025, compared to $160,000 for the first quarter of 2024. Prepayment fees totaled $224,000 for the first quarter of 2025, compared to $24,000 for the first quarter of 2024.

(3)Reflects the FTE adjustment for Federal tax-exempt income based on a 21% tax rate. This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial

Measures” in this press release.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Management considers tangible book value per share as a useful measurement of the Company’s equity. The Company references the return on average tangible common equity and the return on average tangible assets as measurements of profitability.

The following table summarizes components of the tangible book value per share at the dates indicated:

TANGIBLE BOOK VALUE PER SHARE	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Capital components:
Total Equity (GAAP)	$696,190	$689,727	$685,352	$679,199	$676,296
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	696,190	689,727	685,352	679,199	676,296
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(5,986)	(6,439)	(6,966)	(7,521)	(8,074)
Total Tangible Common Equity (non-GAAP)	$522,573	$515,657	$510,755	$504,047	$500,591

Common shares outstanding at period-end	61,611,121	61,348,095	61,297,344	61,292,094	61,253,625

Tangible book value per share (non-GAAP)	$8.48	$8.41	$8.33	$8.22	$8.17

The following tables summarize components of the annualized return on average tangible common equity and the annualized return on average tangible assets for the periods indicated:

RETURN ON AVERAGE TANGIBLE COMMON	For the Quarter Ended:
EQUITY AND AVERAGE TANGIBLE COMMON ASSETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Net income	$11,626	$10,621	$10,507	$9,234	$10,166

Average tangible common equity components:
Average Equity (GAAP)	$692,733	$686,263	$680,404	$675,108	$672,292
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,264)	(6,770)	(7,322)	(7,867)	(8,408)
Total Average Tangible Common Equity (non-GAAP)	$518,838	$511,862	$505,451	$499,610	$496,253

Annualized return on average tangible common equity (non-GAAP)	9.09%	8.25%	8.27%	7.43%	8.24%

Average tangible assets components:
Average Assets (GAAP)	$5,559,896	$5,607,840	$5,352,067	$5,213,171	$5,178,636
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(6,264)	(6,770)	(7,322)	(7,867)	(8,408)
Total Average Tangible Assets (non-GAAP)	$5,386,001	$5,433,439	$5,177,114	$5,037,673	$5,002,597

Annualized return on average tangible assets (non-GAAP)	0.88%	0.78%	0.81%	0.74%	0.82%

Management reviews yields on certain asset categories and the net interest margin of the Company on an FTE basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. The following tables summarize components of FTE net interest income of the Company for the periods indicated:

	For the Quarter Ended:
	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Net interest income before
credit losses on loans (GAAP)	$43,360	$43,595	$39,329	$38,867	$39,502
Tax-equivalent adjustment on securities -
exempt from Federal tax	58	58	59	60	60
Net interest income, FTE (non-GAAP)	$43,418	$43,653	$39,388	$38,927	$39,562

Average balance of total interest earning assets	$5,188,317	$5,235,986	$4,980,082	$4,840,670	$4,810,505

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.39%	3.31%	3.14%	3.23%	3.30%

Net interest margin, FTE (annualized net interest income, FTE, divided by the average balance of total
earnings assets) (non-GAAP)	3.39%	3.32%	3.15%	3.23%	3.31%

Management views its non-GAAP PPNR as a key metric for assessing the Company’s earnings power. The following table summarizes the components of PPNR for the periods indicated:

	For the Quarter Ended:
	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024

Net interest income before credit losses on loans	$43,360	$43,595	$39,329	$38,867	$39,502
Noninterest income	2,696	2,775	2,826	2,864	2,638
Total revenue	46,056	46,370	$42,155	$41,731	$42,140
Less: Noninterest expense	(29,456)	(30,304)	(27,555)	(28,188)	(27,536)
PPNR (non-GAAP)	$16,600	$16,066	$14,600	$13,543	$14,604

The efficiency ratio is a non-GAAP financial measure, which is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income), and measures how much it costs to produce one dollar of revenue. The following tables summarize components of the efficiency ratio of the Company for the periods indicated:

	For the Quarter Ended:
	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Noninterest expense	$29,456	$30,304	$27,555	$28,188	$27,536

Net interest income before credit losses on loans	$43,360	$43,595	$39,329	$38,867	$39,502
Noninterest income	2,696	2,775	2,826	2,864	2,638
Total revenue	$46,056	$46,370	$42,155	$41,731	$42,140

Efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	63.96%	65.35%	65.37%	67.55%	65.34%

Management considers the tangible common equity ratio as a useful measurement of the Company’s and the Bank’s equity. The following table summarizes components of the tangible common equity to tangible assets ratio of the Company at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Capital components:
Total Equity (GAAP)	$696,190	$689,727	$685,352	$679,199	$676,296
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	696,190	689,727	685,352	679,199	676,296
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(5,986)	(6,439)	(6,966)	(7,521)	(8,074)
Total Tangible Common Equity (non-GAAP)	$522,573	$515,657	$510,755	$504,047	$500,591

Asset components:
Total Assets (GAAP)	$5,514,255	$5,645,006	$5,551,596	$5,263,024	$5,256,074
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(5,986)	(6,439)	(6,966)	(7,521)	(8,074)
Total Tangible Assets (non-GAAP)	$5,340,638	$5,470,936	$5,376,999	$5,087,872	$5,080,369

Tangible common equity / tangible assets (non-GAAP)	9.78%	9.43%	9.50%	9.91%	9.85%

The following table summarizes components of the tangible common equity to tangible assets ratio of the Bank at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	March 31,	December 31,	September 30,	June 30,	March 31,
(in $000’s, unaudited)	2025	2024	2024	2024	2024
Capital components:
Total Equity (GAAP)	$715,605	$709,379	$704,585	$697,964	$694,543
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	715,605	709,379	704,585	697,964	694,543
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(5,986)	(6,439)	(6,966)	(7,521)	(8,074)
Total Tangible Common Equity (non-GAAP)	$541,988	$535,309	$529,988	$522,812	$518,838

Asset components:
Total Assets (GAAP)	$5,512,160	$5,641,646	$5,548,576	$5,260,500	$5,254,044
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(5,986)	(6,439)	(6,966)	(7,521)	(8,074)
Total Tangible Assets (non-GAAP)	$5,338,543	$5,467,576	$5,373,979	$5,085,348	$5,078,339

Tangible common equity / tangible assets (non-GAAP)	10.15%	9.79%	9.86%	10.28%	10.22%